For additional information, contact:
Dan Urness CFO and Treasurer danu@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavco.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2016 FIRST QUARTER RESULTS

PHOENIX, August 5, 2015 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first fiscal quarter ended June 27, 2015. The financial statements include the operations of two regional manufactured home builders acquired during the fiscal quarter. On March 30, 2015, the Company purchased certain assets and liabilities of Chariot Eagle, which produces park model RVs and manufactured homes distributed in the Southeastern United States. The previously announced May 1, 2015 purchase of certain assets and liabilities of Fairmont Homes added a premier builder of manufactured and modular homes and park model RVs serving the Midwest, western Great Plains states, the Northeast and several provinces in Canada. Since their respective acquisition dates, the financial impact and fiscal quarter results from these new businesses are included in Cavco's consolidated financial statements presented herein.
Financial highlights include the following:

•
Net revenue for the first quarter of fiscal year 2016 totaled $161.7 million, up 16.2% from $139.2 million for the first quarter of fiscal year 2015. The increase was largely from homes sold by the new operations acquired during the quarter and also from higher overall sales volume.

•
Income before income taxes was $8.6 million for the first quarter of fiscal 2016, a $0.3 million decrease from $8.9 million reported in the comparable quarter last year. Income before income taxes in the financial services segment, comprised of the mortgage and insurance subsidiaries, decreased $0.7 million from the same period last year, even though the finance subsidiary's earnings improved from the prior period. The net decline was directly caused by the manufactured home insurance subsidiary's high claims volume generated by record setting storms in Texas. While claims activity typically spikes in April and May, a prime season for storm activity in the area, the severity of the hail and wind storms and the damage to insured homes were considerably greater than anticipated. According to data from the National Oceanic and Atmospheric Administration, Texas rainfall for the first 6 months of 2015 was 80% higher than average, marking the wettest year-to-date ever measured in the state. Losses from these catastrophic events were somewhat mitigated by reinsurance contracts in place.

•	Net income was $5.4 million for the first quarter of fiscal year 2016, compared to $5.8 million reported in the same quarter of the prior year.

•
Net income per share for the first quarter of fiscal 2016, based on basic and diluted weighted average shares outstanding, was $0.61 and $0.60, respectively, versus $0.65 and $0.64, respectively for the quarter ended June 28, 2014.

Commenting on the results, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, "During the quarter, Cavco began folding the Fairmont Homes and Chariot Eagle operations into the Company. We continue to be excited about the opportunities these businesses bring to our family of companies and expect future revenue and earnings growth as the integration process continues."

"The financial services segment's earnings were significantly impacted this quarter by unpredictably high insurance claims activity. However, the business has been a solid performer for the Company over time despite occasional periods of high claim experience. The home insurance subsidiary continues to be a good business for the overall organization and one that is complementary to our factory-built housing operations."
Mr. Stegmayer concluded, "The Company has expanded to provide a broad range of systems-built housing solutions in most of the key market regions in the United States and Canada. Meanwhile, Cavco has maintained a solid financial structure to support continued growth. While the manufactured housing industry is still faced with challenging economic and regulatory conditions, we believe that our organization is well positioned in the current environment as well as for the longer term."
Cavco’s management will hold a conference call to review these results tomorrow, August 6, 2015, at 11:00 AM (Eastern Daylight Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. The Company is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes, Palm Harbor Homes, Fairmont Homes and Chariot Eagle. The Company is also a leading producer of park model RVs, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Custom Homes brand. Cavco’s mortgage subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Its insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; our ability to successfully integrate past acquisitions, including the recent acquisitions of Fairmont Homes and Chariot Eagle, and any future acquisition or attain the anticipated benefits of such acquisitions; the risk that any past or future acquisition may adversely impact our liquidity; involvement in vertically integrated lines of business, including manufactured housing consumer finance and insurance; a constrained consumer financing market; curtailment of available financing for retailers in the manufactured housing industry; our participation in certain wholesale and retail financing programs for the purchase of our products by industry distributors and consumers may expose us to additional risk of credit loss; significant warranty and construction defect claims; our contingent repurchase obligations related to wholesale financing; market forces and declining housing demand; net losses in certain prior periods can be no assurance that we will generate income in the future; a write-off of all or part of our goodwill; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; competition; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; loss of any of our executive officers; organizational document provisions delaying or making a change in control more difficult; volatility of stock price; general deterioration in economic conditions and continued turmoil in the credit markets; increased costs of healthcare benefits for employees; governmental and regulatory disruption; information technology failures and data security breaches; extensive regulation affecting manufactured housing; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2015 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 27, 2015	March 28, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$70,216	$96,597
Restricted cash, current	9,800	9,997
Accounts receivable, net	28,280	26,994
Short-term investments	8,396	7,106
Current portion of consumer loans receivable, net	25,216	24,073
Current portion of commercial loans receivable, net	2,548	2,330
Inventories	96,614	75,334
Prepaid expenses and other current assets	20,279	14,460
Deferred income taxes, current	8,841	8,573
Total current assets	270,190	265,464
Restricted cash	1,081	1,081
Investments	24,305	24,813
Consumer loans receivable, net	72,531	74,085
Commercial loans receivable, net	20,027	15,751
Property, plant and equipment, net	53,795	44,712
Goodwill and other intangibles, net	81,015	76,676
Total assets	$522,944	$502,582
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,527	$17,805
Accrued liabilities	92,678	77,076
Current portion of securitized financings and other	5,149	6,590
Total current liabilities	116,354	101,471
Securitized financings and other	60,367	60,370
Deferred income taxes	20,525	20,587
Stockholders’ equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 8,868,684 and 8,859,199 shares, respectively	89	89
Additional paid-in capital	238,484	237,916
Retained earnings	87,030	81,645
Accumulated other comprehensive income	95	504
Total stockholders’ equity	325,698	320,154
Total liabilities and stockholders’ equity	$522,944	$502,582

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 27, 2015	June 28, 2014
Net revenue	$161,668	$139,164
Cost of sales	129,834	107,446
Gross profit	31,834	31,718
Selling, general and administrative expenses	22,659	22,208
Income from operations	9,175	9,510
Interest expense	(1,015)	(1,176)
Other income, net	472	608
Income before income taxes	8,632	8,942
Income tax expense	(3,247)	(3,183)
Net income	$5,385	$5,759

Comprehensive income:
Net income	$5,385	$5,759
Unrealized (loss) gain on available-for-sale securities, net of tax	(409)	168
Comprehensive income	$4,976	$5,927

Net income per share:
Basic	$0.61	$0.65
Diluted	$0.60	$0.64
Weighted average shares outstanding:
Basic	8,863,648	8,848,157
Diluted	9,020,261	9,012,296

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 27, 2015	June 28, 2014
Net revenue:
Factory-built housing	$147,546	$126,265
Financial services	14,122	12,899
Total net revenue	$161,668	$139,164

Income before income taxes:
Factory-built housing	$8,004	$7,618
Financial services	628	1,324
Total income before income taxes	$8,632	$8,942

Capital expenditures	$526	$410
Depreciation	$745	$639
Amortization of other intangibles	$189	$345

Factory-built homes sold:
by Company-owned retail sales centers	559	533
to independent retailers, builders, communities & developers	2,343	1,906
Total factory-built homes sold	2,902	2,439

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